UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

APX Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-191132-02	46-1304852
(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West Provo, UT	84604
(Address of principal executive offices)	(Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Amendment to Merger Agreement

On December 18, 2019, Mosaic Acquisition Corp. (“Mosaic”) entered into an amendment (the “Amendment”) to the previously announced Agreement and Plan of Merger, dated as of September 15, 2019 (the “merger agreement”), by and among Mosaic, Maiden Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Mosaic and Vivint Smart Home, Inc. (“Vivint Smart Home”, the indirect parent of APX Group Holdings, Inc.), pursuant to which Vivint Smart Home will merge with and into Merger Sub with Vivint Smart Home as the surviving entity, on the terms and conditions of the Merger Agreement (the “merger”). The Amendment amends the Merger Agreement to, among other things, (i) reduce the exchange ratio and VGI exchange ratio from 209.6849221312 and 0.2076986176 to 84.5320916792 and 0.0864152412, respectively, to reflect a reduced transaction enterprise valuation of $4.1 billion, (ii) provide for an additional 12.5 million of Class A common shares to be issued to Vivint Smart Home’s holders upon achievement of a $17.50 earnout threshold, (iii) provide for the additional investment by a forward purchaser and the additional investment by an affiliate of Fortress Investment Group LLC (each as described under “Additional Forward Purchaser Subscription” and “Fortress Subscription and Backstop Agreement”, respectively), (iv) decrease the termination fee to $32.4 million and (v) agree to adjourn the special meeting to approve the merger to January 14, 2020.

Additional Forward Purchaser Subscription

In connection with the execution of the Amendment, Mosaic has also entered into an additional subscription agreement (the “Additional Forward Purchaser Subscription Agreement”) with one of the forward purchasers (the “Forward Purchaser”) that had committed at the time of Mosaic’s initial public offering to purchase newly-issued shares of Mosaic Class A common stock upon the consummation of a business combination, which includes the merger. Pursuant to the Additional Forward Purchaser Subscription Agreement, immediately prior to the effective time of the merger, Mosaic will sell, and the Forward Purchaser will purchase from Mosaic, 5,000,000 shares of Mosaic Class A common stock at $10.00 per share. As consideration for the additional investment, 25% of Mosaic Sponsor LLC’s shares of Mosaic Class F common stock and private placement warrants will be forfeited to Mosaic and Mosaic will issue to the Forward Purchaser an equal number of shares of Mosaic Class A common stock and warrants concurrently with the consummation of the merger.

In connection with the Additional Forward Purchaser Subscription Agreement, Mosaic has entered into a lockup agreement with the Forward Purchaser, pursuant to which the shares purchased by the Forward Purchaser under the Additional Forward Purchaser Subscription Agreement will be subject to a six-month lockup.

Fortress Subscription and Backstop Agreement

In connection with the execution of the Amendment, Mosaic has also entered into a Subscription and Backstop Agreement (the “Fortress Subscription and Backstop Agreement”) with an affiliate of Fortress Investment Group LLC (the “Fortress Subscriber”), pursuant to which the Fortress Subscriber committed to purchase up to $50,000,000 in aggregate purchase price of shares of Mosaic Class A common stock as follows: the Fortress Subscriber (i) intends to purchase up to $50,000,000 in aggregate purchase price of shares of Mosaic Class A common stock in the open market, subject to applicable law, (ii) agreed to backstop redemptions by subscribing for a number of shares of newly-issued shares of Mosaic Class A common stock at a purchase price per share equal to the per-share value of the Mosaic’s Trust Account at the time of any such redemptions (the “Trust Value”) to be issued at the closing of the merger with an aggregate value equal to the lesser of (x) $50,000,000 (less the aggregate purchase price of the shares purchased by it in the open market) and (y) the aggregate value of the number of shares of Mosaic Class A common stock that elect to redeem in the redemption offer (based on the Trust Value), and (iii) agreed to subscribe for up to $50,000,000 (less the aggregate purchase price of the shares purchased by it in the open market and to backstop redemptions) in aggregate purchase price of newly-issued shares of Mosaic Class A common stock at $10.00 per share to be issued at the election of Vivint Smart Home at the closing of the merger. The obligations to consummate the subscriptions contemplated by the Fortress Subscription and Backstop Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the merger agreement. All the shares purchased by the Fortress Subscriber under the Fortress Subscription and Backstop Agreement will also be subject to the restrictions of the Confidentiality and Lockup Agreement, dated September 15, 2019, to which it is party.

Amendments to Forward Purchase Agreements

In connection with the execution of the Amendment, Mosaic has also entered into amendments with each of the forward purchasers that had committed at the time of Mosaic’s initial public offering to purchase newly-issued shares of Mosaic Class A common stock upon the consummation of a business combination. These amendments provide, among other things, for waivers by the forward purchasers of certain rights of first offer with respect to the investments to be made pursuant to the Additional Forward Purchaser Subscription Agreement and the Fortress Subscription and Backstop Agreement.

Press Release

On December 18, 2019, Vivint Smart Home and Mosaic issued a joint press release announcing the execution of the Amendment and certain other information relating to the related transactions, including Mosaic’s intent to hold and adjourn its special meeting scheduled for December 18, 2019 to January 14, 2019. The press release is included as Exhibit 99.2 hereto.

The information set forth under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 18, 2019, by and among Mosaic, Merger Sub and Vivint Smart Home.

99.2	Press release issued by Vivint Smart Home and Mosaic on December 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

Date: December 19, 2019	By:	/s/ Shawn J. Lindquist
	Name:	Shawn J. Lindquist
	Title:	Chief Legal Officer